Exhibit 99.1

LifePoint Health Reports Third Quarter 2016 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 28, 2016--LifePoint Health, Inc. (NASDAQ: LPNT) today announced results for the third quarter and nine months ended September 30, 2016.

For the third quarter ended September 30, 2016, consolidated revenues were $1,585.7 million, up 21.1% from $1,309.5 million for the same period last year, primarily as a result of the Company’s recent acquisitions. Net income for the third quarter ended September 30, 2016, was $41.2 million, down $4.6 million, or 10.0%, compared with net income of $45.8 million for the same period last year. Net income for the third quarter ended September 30, 2016, includes accelerated depreciation expense of $1.5 million, or $0.9 million net of income taxes, for the existing Marquette General Hospital because of the Company’s commitment to construct a new replacement hospital. Net income for the third quarter ended September 30, 2015, includes an impairment charge of $2.2 million, or $1.4 million net of income taxes, related to the divestiture of a hospital.

Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the third quarter ended September 30, 2016, decreased slightly to $0.92 compared with $0.94 for the same period last year. Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the third quarters ended September 30, 2016 and 2015, were negatively impacted by $0.02 per share and $0.03 per share, respectively, as a result of Marquette General Hospital accelerated depreciation expense and an impairment charge. When adjusted to exclude these two items, adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the third quarter of 2016 decreased 3.1% to $0.94 compared with $0.97 for the same period last year, primarily as a result of an anticipated decrease in electronic health record incentive income and higher depreciation and interest expense associated with the Company’s recent acquisitions.

For the nine months ended September 30, 2016, consolidated revenues were $4,758.8 million, up 23.8% from $3,843.6 million for the same period last year, primarily as a result of the Company’s recent acquisitions. Net income for the nine months ended September 30, 2016, was $85.2 million, down $52.4 million, or 38.1%, compared with net income of $137.6 million for the same period last year. Net income for the nine months ended September 30, 2016, includes charges of $24.7 million, or $15.5 million net of income taxes, related to cardiology-related lawsuits, $22.0 million, or $13.7 million net of income taxes, for debt transaction costs, $4.7 million, or $2.9 million net of income taxes, for Marquette General Hospital accelerated depreciation expense, and an impairment charge of $1.2 million, or $0.8 million net of income taxes, related to the write-off of certain capital assets. Net income for the nine months ended September 30, 2015, includes impairment charges of $13.8 million, or $8.9 million net of income taxes, related to hospital divestitures.

Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the nine months ended September 30, 2016, decreased 36.2% to $1.78 compared with $2.79 for the same period last year. Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the nine months ended September 30, 2016, were negatively impacted by a total of $0.75 per share as a result of a combination of cardiology-related lawsuits, debt transaction costs, Marquette General Hospital accelerated depreciation expense, and an impairment charge. Similarly, diluted earnings per share attributable to LifePoint Health Inc. stockholders for the nine months ended September 30, 2015, were negatively impacted by a total of $0.19 per share as a result of impairment charges. When adjusted to exclude these various items, adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the first nine months of 2016 decreased 15.1% to $2.53 compared with $2.98 for the same period last year, primarily as a result of an anticipated decrease in electronic health record incentive income and higher depreciation and interest expense associated with the Company’s recent acquisitions. Additional information regarding adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders, including uses by management and others and a reconciliation to diluted earnings per share attributable to LifePoint Health, Inc. stockholders, is set forth in this release under the section titled “Unaudited Supplemental Information.”

Finally, Adjusted EBITDA for the third quarter ended September 30, 2016, increased by 8.9% to $188.0 million compared with Adjusted EBITDA of $172.7 million for the same period last year, and Adjusted Normalized EBITDA for the nine months ended September 30, 2016, increased 5.4% to $549.7 million compared with Adjusted Normalized EBITDA of $521.5 million for the same period last year. Adjusted Normalized EBITDA for the nine months ended September 30, 2016, has been adjusted to exclude the impact of $24.7 million in charges related to cardiology-related lawsuits recognized during the first quarter of 2016. Additional information regarding Adjusted EBITDA and Adjusted Normalized EBITDA, including definitions, uses by management and others and a reconciliation to net income, is set forth in this release under the section titled “Unaudited Supplemental Information.”

“We are pleased with our results for the quarter,” said William F. Carpenter III, Chairman and Chief Executive Officer of LifePoint Health. “We are disciplined operators, and our core business is solid and performing well. In the quarter, we generated strong cash flows and drove sequential improvement in our same-hospital margins when excluding the impact of meaningful use. This quarter, we were active buyers of LifePoint shares, and we will continue to allocate capital to drive the greatest long-term value for our shareholders. In addition, our acquisition pipeline remains strong, and we remain the partner of choice for many hospitals and health systems across the country.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Health’s third quarter 2016 conference call will be available on line at www.lifepointhealth.net/investor-relations today, Friday, October 28, 2016, beginning at 10:00 a.m. Eastern Time.

LifePoint Health (NASDAQ: LPNT) is a leading healthcare company dedicated to Making Communities Healthier®. Through its subsidiaries, it provides quality inpatient, outpatient and post-acute services close to home. LifePoint owns and operates community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 22 states. It is the sole community healthcare provider in the majority of the non-urban communities it serves. More information about the Company can be found at www.LifePointHealth.net. All references to “LifePoint,” “LifePoint Health” or the “Company” used in this release refer to affiliates or subsidiaries of LifePoint Health, Inc.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RACs) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors; (v) our ability to acquire healthcare facilities on favorable terms and the business risks, unknown or contingent liabilities and other costs associated therewith; (vi) our ability to successfully integrate acquired facilities into our ongoing operations and to achieve the anticipated financial results and synergies from such acquisitions, individually or in the aggregate; (vii) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments; (viii) the deterioration in the collectability of “bad debt” and “patient due” accounts, and the number of individuals without insurance coverage (or who are underinsured) who seek care at our facilities; (ix) whether our core strategies will result in anticipated operating results, including measurable quality and satisfaction improvements; (x) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (xi) the ability to attract, recruit or employ and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct and indirect costs associated with employing physicians and other healthcare professionals; (xii) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our facilities in such market; (xiii) the application and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xiv) any interruption of or restriction in our prompt access to licensed or owned information (and information technology systems) or failure in our ability to integrate changes to our existing information systems or information systems of acquired facilities; (xv) adverse events in states where a large portion of our revenues are concentrated; (xvi) liabilities resulting from potential malpractice and related legal claims brought against our facilities or the healthcare providers associated with, or employed by, such facilities or affiliated entities; (xvii) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and their ability to do so effectively; (xviii) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; and (xix) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

LIFEPOINT HEALTH, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,821.1		$1,522.3		$5,438.2		$4,443.7
Provision for doubtful accounts	235.4		212.8		679.4		600.1
Revenues	1,585.7	100.0%	1,309.5	100.0%	4,758.8	100.0%	3,843.6	100.0%

Salaries and benefits	755.0	47.6	626.2	47.8	2,281.0	47.9	1,844.2	48.0
Supplies	262.0	16.5	205.7	15.7	793.3	16.7	596.6	15.5
Other operating expenses	384.1	24.2	313.2	23.9	1,179.3	24.8	915.5	23.8
Other income	(3.4)	(0.2)	(8.3)	(0.6)	(19.8)	(0.4)	(34.2)	(0.9)
Depreciation and amortization	86.2	5.5	70.2	5.3	257.1	5.3	207.1	5.4
Interest expense, net	36.9	2.3	28.2	2.2	112.8	2.4	84.7	2.2
Debt transaction costs	–	–	–	–	22.0	0.5	–	–
Impairment charges	–	–	2.2	0.2	1.2	–	13.8	0.4
	1,520.8	95.9	1,237.4	94.5	4,626.9	97.2	3,627.7	94.4

Income before income taxes	64.9	4.1	72.1	5.5	131.9	2.8	215.9	5.6
Provision for income taxes	23.7	1.5	26.3	2.0	46.7	1.0	78.3	2.0
Net income	41.2	2.6	45.8	3.5	85.2	1.8	137.6	3.6
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(1.7)	(0.1)	(2.2)	(0.2)	(7.2)	(0.2)	(8.7)	(0.2)
Net income attributable to LifePoint Health, Inc.	$39.5	2.5%	$43.6	3.3%	$78.0	1.6%	$128.9	3.4%

Weighted average shares outstanding - basic	42.0		44.0		42.7		44.1
Effect of dilutive stock options and other stock-based awards	1.1		2.3		1.2		2.2
Weighted average shares outstanding - diluted	43.1		46.3		43.9		46.3

Earnings per share attributable to LifePoint Health, Inc. stockholders:
Basic	$0.94		$0.99		$1.83		$2.92
Diluted	$0.92		$0.94		$1.78		$2.79

LIFEPOINT HEALTH, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS Dollars in millions

	Sept. 30, 2016	Dec. 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$240.9	$284.0
Accounts receivable, less allowances for doubtful accounts of $874.6 and $796.8 at September 30, 2016, and December 31, 2015, respectively	896.8	743.7
Inventories	153.8	127.7
Prepaid expenses	63.0	50.8
Other current assets	58.5	59.8
	1,413.0	1,266.0
Property and equipment:
Land	185.9	162.8
Buildings and improvements	2,739.4	2,272.3
Equipment	1,978.8	1,767.8
Construction in progress	210.3	119.4
	5,114.4	4,322.3
Accumulated depreciation	(2,066.9)	(1,840.0)
	3,047.5	2,482.3
Intangible assets, net	66.9	70.6
Other long-term assets	80.4	510.4
Goodwill	1,721.0	1,667.5
Total assets	$6,328.8	$5,996.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$224.5	$164.3
Accrued salaries	210.5	206.0
Income taxes payable	26.4	28.9
Other current liabilities	300.7	194.5
Current maturities of long-term debt	21.5	25.0
	783.6	618.7
Long-term debt, net	2,889.2	2,643.8
Deferred income taxes	44.5	94.4
Long-term portion of reserves for self-insurance claims	168.5	154.7
Other long-term liabilities	84.6	72.8
Total liabilities	3,970.4	3,584.4

Redeemable noncontrolling interests	105.7	103.6

Equity:
LifePoint Health, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.7	0.7
Capital in excess of par value	1,578.4	1,556.4
Accumulated other comprehensive loss	(2.7)	(2.7)
Retained earnings	1,733.0	1,655.0
Common stock in treasury, at cost	(1,104.5)	(945.5)
Total LifePoint Health, Inc. stockholders’ equity	2,204.9	2,263.9
Noncontrolling interests	47.8	44.9
Total equity	2,252.7	2,308.8
Total liabilities and equity	$6,328.8	$5,996.8

LIFEPOINT HEALTH, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$41.2	$45.8	$85.2	$137.6
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	5.6	7.4	23.0	22.4
Depreciation and amortization	86.2	70.2	257.1	207.1
Amortization of physician minimum revenue guarantees	2.4	3.0	7.5	9.3
Amortization of debt issuance costs, discount and premium	1.3	1.3	4.2	3.8
Debt transaction costs	–	–	22.0	–
Impairment charges	–	2.2	1.2	13.8
Deferred income taxes	1.3	(7.7)	(47.7)	3.1
Reserve for self-insurance claims, net of payments	2.4	6.7	27.7	15.5
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	23.0	8.0	(105.3)	35.2
Inventories, prepaid expenses and other current assets	5.9	(0.8)	5.0	52.3
Accounts payable, accrued salaries and other current liabilities	5.5	19.7	59.1	5.4
Income taxes payable/receivable	2.6	19.2	(2.5)	38.2
Other	0.2	(0.7)	(3.8)	(1.4)
Net cash provided by operating activities	177.6	174.3	332.7	542.3

Cash flows from investing activities:
Purchases of property and equipment	(103.4)	(59.2)	(226.3)	(153.4)
Acquisitions, net of cash acquired	(1.8)	(148.7)	(120.3)	(174.5)
Proceeds from sale of hospital	–	–	–	18.8
Other	0.4	(1.3)	(0.6)	0.5
Net cash used in investing activities	(104.8)	(209.2)	(347.2)	(308.6)

Cash flows from financing activities:
Proceeds from borrowings	–	–	1,350.0	–
Payments of borrowings	(4.4)	(5.7)	(1,182.0)	(11.3)
Repurchases of common stock	(101.4)	(68.2)	(159.0)	(102.0)
Payments of debt financing costs	–	(0.2)	(30.0)	(0.3)
Proceeds from exercise of stock options	–	0.3	2.3	11.1
Other	(0.3)	(0.9)	(9.9)	(9.5)
Net cash used in financing activities	(106.1)	(74.7)	(28.6)	(112.0)

Change in cash and cash equivalents	(33.3)	(109.6)	(43.1)	121.7
Cash and cash equivalents at beginning of period	274.2	422.8	284.0	191.5
Cash and cash equivalents at end of period	$240.9	$313.2	$240.9	$313.2

Supplemental disclosure of cash flow information:
Interest payments	$4.8	$4.0	$76.7	$55.6
Capitalized interest	$1.4	$0.5	$3.6	$1.3
Income tax payments, net	$19.9	$14.8	$96.8	$37.0

LIFEPOINT HEALTH, INC. UNAUDITED STATISTICS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Consolidated: (1)
Number of hospitals	72	67	7.5%	72	67	7.5%
Admissions	67,955	58,754	15.7	205,937	177,255	16.2
Equivalent admissions (2)	181,426	158,332	14.6	538,937	460,154	17.1
Revenues per equivalent admission	$8,740	$8,270	5.7	$8,830	$8,353	5.7
Medicare case mix index	1.48	1.43	3.5	1.49	1.42	4.9
Average length of stay (days)	4.9	4.9	-	4.9	4.9	-
Inpatient surgeries	19,329	16,731	15.5	58,311	48,797	19.5
Outpatient surgeries	69,998	62,234	12.5	212,388	180,807	17.5
Total surgeries	89,327	78,965	13.1	270,699	229,604	17.9
Emergency room visits	431,222	378,302	14.0	1,275,030	1,105,605	15.3
Outpatient factor (2)	2.67	2.70	(1.1)	2.62	2.60	0.8

Same-hospital: (3)
Number of hospitals	64	64	-%	63	63	-%
Admissions	54,968	56,508	(2.7)	165,740	172,159	(3.7)
Equivalent admissions (2)	150,008	152,685	(1.8)	442,194	447,441	(1.2)
Revenues per equivalent admission	$8,578	$8,329	3.0	$8,714	$8,415	3.6
Medicare case mix index	1.45	1.43	1.4	1.47	1.42	3.5
Average length of stay (days)	4.9	4.9	-	5.0	5.0	-
Inpatient surgeries	15,156	16,064	(5.7)	45,530	47,114	(3.4)
Outpatient surgeries	58,777	60,064	(2.1)	175,929	175,116	0.5
Total surgeries	73,933	76,128	(2.9)	221,459	222,230	(0.3)
Emergency room visits	361,648	368,972	(2.0)	1,063,648	1,074,223	(1.0)
Outpatient factor (2)	2.73	2.70	1.0	2.67	2.60	2.7

(1)	Consolidated information includes the results of the Company’s health support center, its same-hospital operations and the results of its recent acquisitions. Additionally, consolidated information includes the results of the Company’s hospitals that have previously been disposed.
(2)	Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. The Company computes equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.
(3)	Same-hospital information includes the results of the Company’s health support center and the same 64 hospitals operated during the three months ended September 30, 2016 and 2015, and the same 63 hospitals operated during the nine months ended September 30, 2016 and 2015. Same-hospital information excludes the Company’s hospitals that have previously been disposed.

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; debt transaction costs; impairment charges; provision for income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests. Additionally, Adjusted Normalized EBITDA has been adjusted to exclude the impact of $24.7 million in charges related to cardiology-related lawsuits recognized during the first quarter of 2016. LifePoint’s management and Board of Directors use Adjusted EBITDA and Adjusted Normalized EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA, subject to further permitted adjustments, for certain financial covenants. The Company believes Adjusted EBITDA and Adjusted Normalized EBITDA are measures of performance used by some investors, equity analysts, rating agencies and lenders to make informed decisions as to, among other things, the Company’s ability to incur and service debt and make capital expenditures. In addition, multiples of current or projected Adjusted EBITDA and Adjusted Normalized EBITDA are used by some investors and equity analysts to estimate current or prospective enterprise value. Adjusted EBITDA and Adjusted Normalized EBITDA should not be considered as measures of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA and Adjusted Normalized EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA and Adjusted Normalized EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance. Because Adjusted EBITDA and Adjusted Normalized EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, Adjusted EBITDA and Adjusted Normalized EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income as reflected in the unaudited condensed consolidated statements of operations to Adjusted EBITDA and Adjusted Normalized EBITDA:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Net income	$41.2	2.6%	$45.8	3.5%	$85.2	1.8%	$137.6	3.6%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(1.7)	(0.1)	(2.2)	(0.2)	(7.2)	(0.2)	(8.7)	(0.2)
Net income attributable to LifePoint Health, Inc.	39.5	2.5	43.6	3.3	78.0	1.6	128.9	3.4

Add: Depreciation and amortization	86.2	5.5	70.2	5.3	257.1	5.3	207.1	5.4
Interest expense, net	36.9	2.3	28.2	2.2	112.8	2.4	84.7	2.2
Debt transaction costs	-	-	-	-	22.0	0.5	-	-
Impairment charges	-	-	2.2	0.2	1.2	-	13.8	0.4
Provision for income taxes	23.7	1.5	26.3	2.0	46.7	1.0	78.3	2.0
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	1.7	0.1	2.2	0.2	7.2	0.2	8.7	0.2
Adjusted EBITDA	188.0	11.9	172.7	13.2	525.0	11.0	521.5	13.6
Add: Cardiology-related lawsuits	-	-	-	-	24.7	0.6	-	-
Adjusted Normalized EBITDA	$188.0	11.9%	$172.7	13.2%	$549.7	11.6%	$521.5	13.6%

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION (Continued)
Dollars in millions

From time to time, the Company incurs certain non-recurring gains or losses that are normally nonoperational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, LifePoint’s management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that some investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders as a supplement to its comparable GAAP measure of diluted earnings per share attributable to LifePoint Health, Inc. Adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders are significant components in understanding and assessing financial performance. Adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders should not be considered in isolation or as an alternative to diluted earnings per share attributable to LifePoint Health, Inc. stockholders as presented in the condensed consolidated financial statements.

The following table reconciles diluted earnings per share attributable to LifePoint Health, Inc. stockholders as reflected in the unaudited condensed consolidated statements of operations to adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Diluted earnings per share attributable to LifePoint Health, Inc. stockholders	$0.92	$0.94	$1.78	$2.79
Add: Cardiology-related lawsuits	–	–	0.35	–
Debt transaction costs	–	–	0.31	–
Impairment charges	–	0.03	0.02	0.19
Marquette General Hospital accelerated depreciation expense	0.02	–	0.07	–
Adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders	$0.94	$0.97	$2.53	$2.98

CONTACT:
LifePoint Health, Inc.
Michael S. Coggin, 615-920-7000
Executive Vice President and
Chief Financial Officer